UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 15, 2006


                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            000-28167                   52-2126573
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(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation)                  File Number)              Identification No.)


 600 Telephone Ave, Anchorage, Alaska                              99503
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   907-297-3000
                                                  ------------------------------


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 15, 2006, the Company issued a press release announcing that the Board of Directors of the Company declared a quarterly cash dividend of $0.215 per share on the Company's common stock. The third quarter dividend is payable on October 18, 2006 to stockholders of record on the close of business on September 29, 2006. The Company has approximately 42.1 million shares of common stock outstanding as of August 1, 2006. The information relating to the dividend is in the press release attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

Exhibit No.                Description

Exhibit 99.1               Alaska Communications Systems Group, Inc.
                           Press Release dated September 15, 2006



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 19, 2006              Alaska Communications Systems Group, Inc.



                                       /s/ David Wilson
                                       ----------------------------------
                                       David Wilson,
                                       Senior Vice President and
                                       Chief Financial Officer